Exhibit 4.2

[FORM OF AUTHORIZED PARTICIPANT AGREEMENT]

AUTHORIZED PARTICIPANT AGREEMENT (this “Agreement”) dated as of [•], 2014 between [•], a [•] [organized] under the laws of [•] (the “Authorized Participant”) and AccuShares Investment Management, LLC, a Delaware limited liability company, acting in its capacity as sponsor (the “Sponsor”) of AccuShares Commodities Trust I, a Delaware statutory trust (the “Trust”), on behalf of the separate fund series listed from time to time on Annex A hereto (each a “Fund” and collectively, the “Funds”). This Agreement is subject to acceptance by State Street Bank and Trust Company, a Massachusetts trust company acting in its capacity as transfer agent, dividend and distribution disbursing agent and agent in connection with certain other activities of each Fund of the Trust (the “Transfer Agent”).

R E C I T A L S

A.                 The Trust was created under the Delaware Statutory Trust Act pursuant to its Second Amended and Restated Trust Agreement dated as of [•], 2014 (the “Trust Agreement”) between the Trustee and the Sponsor. Pursuant to the Trust Agreement, each Fund may from time to time issue or redeem equity securities (“Shares”) of each of its paired classes (each a “Class” or “Paired Class” and collectively, the “Classes” or “Paired Classes,” of such Fund), with each Share representing a fractional, undivided beneficial interest in the assets of such Fund attributable to such Share’s Class, as specified in the Trust Agreement. One Class of each Fund’s Shares shall be positively linked to the Fund’s Underlying Index (“Up Shares”) and the other Class shall be negatively linked to the Fund’s Underlying Index (“Down Shares”), as listed for each Fund on Annex A hereto. Each Fund will, at all times, have equal numbers of Up Shares and Down Shares. The Up Shares and Down Shares of a Fund are referred to herein as “Paired Shares.”

B.                 Each issuance of Paired Shares by a Fund will be offered pursuant to a prospectus (each, as amended, restated or supplemented from time to time, a “Prospectus”) that shall be filed as part of an effective registration statement (each, as amended or restated from time to time, a “Registration Statement” and collectively, the “Registration Statements”), filed with the Securities and Exchange Commission (“SEC”).

C.                 In accordance with this Agreement, as supplemented by the Creation and Redemption Procedures on Schedule 1 hereto (such procedures, as the same may be amended or modified from time to time in compliance with the provisions hereof and thereof, the “Procedures”), and the terms of the Trust Agreement, the Trust, acting through the Sponsor on behalf of the applicable Fund, may create and redeem the applicable Paired Shares of the applicable Fund in units of equal amounts of Up Shares and Down Shares in each case only in the aggregate amounts as set forth in Annex A hereto (each such unit, a “Basket”) and integral multiples thereof and only in transactions with a Person who, at the time of the transaction, shall have executed an Authorized Participant Agreement with the Trust with respect to such Fund that remains in effect at such time.

D.                 In exchange for the deposit of cash in an amount equal to the applicable aggregate Cash Amount, an Authorized Participant may create one or more Baskets of a Fund. In exchange for a deposit of the number of applicable Paired Shares constituting one or more Baskets of a Fund, an Authorized Participant may redeem such Basket(s) for the applicable aggregate Cash Amount.

E.                  This Agreement is intended to set forth certain premises and the procedures by which the Authorized Participant may purchase and/or redeem Baskets of Paired Shares with cash settlement occurring (i) through the Continuous Net Settlement (“CNS”) clearing processes of the National Securities Clearing Corporation (“NSCC”) as such processes have been enhanced to effect purchases and redemptions of Baskets, such processes being referred to herein as the “CNS Clearing Process,” or (ii) outside the CNS Clearing Process, through the manual process of The Depository Trust Company (“DTC”) (such process, the “DTC Process”), and with Paired Share settlement occurring through the facilities of DTC.

F.                  [•] has requested to become an “Authorized Participant” with respect to each Fund, and the Sponsor has agreed to such request.

NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1. Procedures. The Authorized Participant will purchase or redeem Baskets of Paired Shares of each Fund in compliance with the Procedures, through the Transfer Agent’s online services ([WEBSITE]) or using the form (the “Order Form”) contained in Annex I thereto (a “Purchase Order,” in the case of an order to purchase one or more Baskets of Paired Shares issued by a specified Fund and a “Redemption Order,” in case of an order to redeem one or more Baskets of Paired Shares issued by a specified Fund). All Purchase Orders and Redemption Orders (collectively, “Orders”) shall be placed and executed in accordance with the Trust Agreement as supplemented by the Procedures. The Procedures, including Annex I thereto, are hereby incorporated by reference into, and made a part of, this Agreement.

Section 2. Incorporation of Standard Terms. The Standard Terms contained in Schedule 2 hereto (the “Standard Terms”) are hereby incorporated by reference into, and made a part of, this Agreement.

Section 3. Conflicts Rules. To the extent there is a conflict between any provision of this Agreement and the provisions of the Trust Agreement, the provisions of the Trust Agreement will govern. To the extent there is a conflict between any provision of the Procedures and any other provision of this Agreement, the provisions of the Procedures will govern. To the extent there is a conflict between any provision of the Standard Terms and any other provision of this Agreement, the other provisions of this Agreement will govern. To the extent there is a conflict between any provision of this Agreement and the provisions of the applicable Fund’s Prospectus, the provisions of such Prospectus will govern.

Section 4. Fees. In connection with each Order by an Authorized Participant to create or redeem one or more Baskets, the Authorized Participant agrees to pay the Transaction Fee with respect to such creation or redemption. If the Authorized Participant does not pay the Transaction Fee, the Fund shall be entitled to reduce the amount of any money or other proceeds due to the Authorized Participant or any Authorized Participant Client by the Transaction Fee. The Transaction Fee may be adjusted from time to time as set forth in the Trust Agreement. As described in the Procedures, the Authorized Participant agrees to pay an additional fee if the Authorized Participant fails timely to deliver the

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aggregate Cash Amount with respect to a Purchase Order, or the Baskets with respect to a Redemption Order, as the case may be.

Section 5. Authorized Representatives. Pursuant to Section 2.01 of the Standard Terms, the Authorized Representatives of the Authorized Participant are listed on Schedule 3 hereto.

Section 6. Representations, Warranties and Covenants. The Authorized Participant hereby represents, warrants and covenants as follows:

(a) With respect to Orders placed (i) through the CNS Clearing Process, it is a member of NSCC and an “authorized participant” in the CNS System of NSCC (a “Participating Party”), and/or (ii) outside the CNS Clearing Process, it is a DTC Participant. Any change in the foregoing status of the Authorized Participant shall terminate this Agreement and the Authorized Participant shall give prompt written notice to the Sponsor and the Transfer Agent of any such change. The Authorized Participant shall place any and all Orders in accordance with the procedures for purchase and redemption set forth in this Agreement and the Prospectus.

(b) The Authorized Participant has the capability to send and receive communications via authenticated telecommunication facility to and from the Transfer Agent and the Authorized Participant’s custodian. The Authorized Participant shall confirm such capability to the satisfaction of the Transfer Agent prior to placing its first Order with the Transfer Agent (whether it is a Purchase Order or a Redemption Order).

(c) With respect to any Redemption Order with respect to a Fund submitted following a Distribution Date, for which the Sponsor has agreed to settlement prior to the record date of a Regular Distribution, Special Distribution or Net Income Distribution declared on such Distribution Date pursuant to Sections 3.01(d) and (e) of the Procedures, the Authorized Participant on behalf of itself and each Authorized Participant Client acknowledges and agrees to pay to the Fund an amount in cash equal to the sum of (i) the aggregate Class Values per Share of any Shares, plus (ii) any cash, distributed to it or any Authorized Participant Client in such Distribution in respect of any Shares that are subject to such Redemption Order (the “AP Amount”). If the Authorized Participant does not pay the AP Amount, the Fund shall be entitled to reduce the amount of any money or other proceeds, or the number of Shares, due to the Authorized Participant or any Authorized Participant Client by the AP Amount or a number of Shares with aggregate Class Values per Share equal to the AP Amount, respectively.

Section 7. Acknowledgment. The Authorized Participant acknowledges receipt of (a) a copy of the Trust Agreement and (b) each Fund’s current Prospectus, and represents that it has reviewed and understands such documents.

Section 8. Notices. Except as otherwise specifically provided in the Procedures, all notices required or permitted to be given pursuant hereto shall be given in writing and delivered by personal delivery or by postage prepaid registered or certified United States first class mail, return receipt requested, or by telex, telegram, facsimile, electronic mail or similar means of same day delivery (transmission confirmation received), with a confirming copy by regular mail, postage prepaid, in each case addressed as follows:

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(a)	If to the Trust, any Fund or the Sponsor:

AccuShares Investment Management, LLC
1 Bridge Plaza North, Suite 468
Fort Lee, New Jersey 07024
Attention: Forrest Gilman
Telephone: (201) 399-4700
Facsimile: [•]
Telex: [•]
E-Mail: [•]

(b) If to the Transfer Agent:

State Street Bank and Trust Company
200 Clarendon Street, 16th Floor
Boston, Massachusetts 02116
Attention: Sheila McClorey, Transfer Agent Vice President
Telephone: (617) 662-9681
Facsimile: (617) 956-5648
Telex: [•]
E-Mail: [•]

With a copy to:

State Street Bank and Trust Company
2 Avenue de Lafayette, 2nd Floor (LCC/2)
Boston, MA 02110
Attn: Mary Moran Zeven, Esq.
Telephone: (617) 662-1783
Facsimile: (617) 662-2702
Telex: [•]
E-Mail: [•]

(c) If to the Authorized Participant:

[•]
Attn: [•]
[•]
Telephone: [•]
Facsimile: [•]
Telex: [•]
E-Mail: [•]

or such other address as any of the parties hereto shall have communicated in writing to the other parties hereto in compliance with the provisions hereof.

Section 9. Effectiveness, Termination and Amendment. This Agreement shall become effective upon execution and delivery hereof by each of the parties hereto. Unless earlier terminated (a) pursuant

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to Section 6(a) hereof, (b) pursuant to Section 14 hereof or (c) with respect to a Fund, upon the termination of such Fund, this Agreement may be terminated at any time by any party hereto upon sixty days prior written notice to the other parties hereto and may be terminated earlier by the Sponsor at any time in the event of a breach by the Authorized Participant of any provision of this Agreement. This Agreement and the Trust Agreement, along with any other agreement or instrument delivered pursuant to this Agreement, supersedes any prior agreement between or among the parties hereto concerning the matters governed hereby; provided, however, that the Authorized Participant shall not be deemed by this provision to be a party to the Trust Agreement. This Agreement may be amended by the Sponsor from time to time without the consent of the Authorized Participant or any Beneficial Owner, upon written notice to the Authorized Participant, which notice shall include a copy of the proposed amendment. Any such amendment shall become effective ten Business Days following receipt of such notice. For the avoidance of doubt, the termination of this Agreement with respect to one Fund does not affect the status of this Agreement with respect to the other Funds.

Section 10. Governing Law. This Agreement and all the transactions contemplated hereby shall be governed by and interpreted in accordance with the laws of the State of New York (without giving effect to its conflict of law provisions) as to all matters including matters of validity, construction, effect, performance and remedies. The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in New York City over any suit, action or proceeding arising out of, or relating to, this Agreement. Each party hereto hereby waives any claim of forum non conveniens and any objections as to laying of venue that it may be entitled to, and further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party’s address, as determined in accordance with Section 8 hereof.

Section 11. Assignment. No party to this Agreement shall assign any of its rights, or delegate the performance of any of its obligations, arising hereunder without the prior written consent of the other parties hereto, which shall not be unreasonably withheld; provided, that any entity into which a party hereto may be merged or converted, or with which it may be consolidated, or any entity resulting from any merger, consolidation or conversion to which a party hereto shall be a merging, consolidating or converting party, shall be the successor of such party hereto without any such consent. The entity resulting from any such merger, conversion or consolidation shall promptly notify the other parties hereto of such merger, consolidation or conversion. Any purported assignment or delegation in violation of these provisions shall be null and void. Notwithstanding the foregoing, any successor transfer agent of the Trust appointed by the Sponsor shall automatically be deemed to have accepted this Agreement and shall assume all the obligations, and be entitled to all the rights and remedies, of the Transfer Agent hereunder with respect to the Trust and the applicable Funds.

Section 12. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.

Section 13. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

Section 14. Severance. If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra-national body or authority or regulatory

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or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and such holding shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement will be construed as if such invalid, illegal, or unenforceable provision had never been contained herein, unless the Sponsor determines in its sole discretion, after consulting with the Transfer Agent, that such holding does affect the validity, legality or enforceability of one or more other provisions of this Agreement, and this Agreement with respect to any or all Funds should not be continued without the provision that was held invalid, illegal or unenforceable, and in that case, upon the Sponsor’s notification to the Transfer Agent of such a determination, this Agreement with respect to such Funds shall immediately terminate and the Sponsor will so notify the Authorized Participant and the Transfer Agent immediately.

Section 15. Waiver of Compliance. Any failure of any of the parties hereto to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but any such written waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or give rise to any claim of estoppel with respect to, any subsequent or other failure hereunder.

Section 16. Third Party Beneficiaries. Each Indemnified Party, to the extent it is not a party to this Agreement, is a third-party beneficiary of this Agreement (each, a “Third Party Beneficiary”) and may proceed directly against the Authorized Participant (including by bringing proceedings against the Authorized Participant in its own name) to enforce any obligation of the Authorized Participant under this Agreement which directly or indirectly benefits such Third Party Beneficiary. The provisions of this Section 16 shall survive termination of this Agreement.

Section 17. Force Majeure. The Sponsor, the Transfer Agent and the Authorized Participant shall not incur any liability for any delay in performance, or for the non-performance, of any of its obligations under this Agreement by reason of any cause beyond its reasonable control. This includes any Act of God or war or terrorism, any breakdown, malfunction or failure of transmission in connection with or other unavailability of any wire, communication or computer facilities, any transport, port, or airport disruption, industrial action, acts and regulations and rules of any governmental or supra-national bodies or authorities or regulatory or self-regulatory organization or failure of any such body, authority or organization for any reason to perform its obligations.

Section 18. Ambiguous Instructions. If an Order Form otherwise in good form contains order terms that differ from the information provided in the telephone call at the time of issuance of the applicable Order Number, the Transfer Agent will attempt to contact one of the Authorized Representatives of the Authorized Participant to request confirmation of the terms of the Order. If an Authorized Representative confirms the terms as they appear in the Order, then the Order shall be accepted and processed. If an Authorized Representative contradicts the Order terms, the Order shall be deemed invalid, and a corrected Order must be received by the Transfer Agent not later than the earlier of: (a) within 15 minutes of such contact with the Authorized Representative; or (b) 45 minutes after the Order Cut-Off Time. If the Transfer Agent is not able to contact an Authorized Representative, then the Order shall be accepted and processed in accordance with its terms notwithstanding any inconsistency with the terms of the telephone information. In the event that an Order contains terms that are illegible, the Order shall be deemed invalid and the Transfer Agent will attempt to contact one of the Authorized Representatives of the Authorized Participant to request retransmission of the Order.

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A corrected Order must be received by the Transfer Agent not later than the earlier of (i) within 15 minutes of such contact with the Authorized Representative or (ii) 45 minutes after the Order Cut-Off Time, as the case may be.

Section 19. Headings. Titles and section headings in this Agreement are included solely for convenient reference and are not a part of this Agreement.

Section 20. Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Procedures or, if not defined therein, in the Trust Agreement.

[Signatures Follow on Next Page]

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IN WITNESS WHEREOF, the parties hereto have executed this Authorized Participant Agreement as of the date first set forth above.

ACCUSHARES INVESTMENT MANAGEMENT, LLC, in its capacity as
Sponsor of the Trust, on behalf of each Fund

By:
Name:
Title:

[AUTHORIZED PARTICIPANT]

By:
Name:
Title:

ACCEPTED BY:

STATE STREET BANK AND TRUST COMPANY, in its capacity as
Transfer Agent of each Fund

By:
Name:
Title:

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[•], 2014

ANNEX A

Funds, Paired Shares and Basket Size

The Paired Shares of each Fund are listed on the NASDAQ OMX under the following symbols and CUSIP numbers and can be created and redeemed only in the Basket aggregation of Paired Shares (or integral multiples thereof) indicated for each Fund:

Fund/Class	Trading Symbol	CUSIP Number	Basket[1]
AccuShares S&P GSCI Spot Fund:
AccuShares S&P GSCI Spot Up Shares	GSCU	00439V 300	25,000
AccuShares S&P GSCI Spot Down Shares	GSCD	00439V 409	25,000
AccuShares S&P GSCI Agriculture and Livestock Spot Fund:
AccuShares S&P GSCI Agriculture and Livestock Spot Up Shares	AGUP	00439V 508	25,000
AccuShares S&P GSCI Agriculture and Livestock Spot Down Shares	AGDN	00439V 607	25,000
AccuShares S&P GSCI Industrial Metals Spot Fund:
AccuShares S&P GSCI Industrial Metals Spot Up Shares	MTLU	00439V 706	25,000
AccuShares S&P GSCI Industrial Metals Spot Down Shares	MTLD	00439V 805	25,000
AccuShares S&P GSCI Crude Oil Spot Fund:
AccuShares S&P GSCI Crude Oil Spot Up Shares	SPTU	00439V 888	25,000
AccuShares S&P GSCI Crude Oil Spot Down Shares	SPTD	00439V 870	25,000
AccuShares S&P GSCI Brent Oil Spot Fund:
AccuShares S&P GSCI Brent Oil Spot Up Shares	BRTU	00439V 862	25,000
AccuShares S&P GSCI Brent Oil Spot Down Shares	BRTD	00439V 854	25,000
AccuShares S&P GSCI Natural Gas Spot Fund:
AccuShares S&P GSCI Natural Gas Spot Up Shares	NGUP	00439V 847	25,000
AccuShares S&P GSCI Natural Gas Spot Down Shares	NGDN	00439V 839	25,000
AccuShares Spot CBOE VIX Fund:
AccuShares Spot CBOE VIX Up Shares	VXUP	00439V 102	25,000
AccuShares Spot CBOE VIX Down Shares	VXDN	00439V 201	25,000

1 For any Fund, a Basket is composed of the quantity of both Up Shares and Down Shares indicated.

Order Cut-Off Times

The “Order Cut-Off Time” for each Fund is as follows, or such earlier time as the Sponsor shall determine if necessitated by the NASDAQ OMX closing early:

Fund	Order Cut-Off Time
AccuShares S&P GSCI Spot Fund	4:00 p.m. (New York time)
AccuShares S&P GSCI Agriculture and Livestock Spot Fund	4:00 p.m. (New York time)
AccuShares S&P GSCI Industrial Metals Spot Fund	4:00 p.m. (New York time)
AccuShares S&P GSCI Crude Oil Spot Fund	4:00 p.m. (New York time)
AccuShares S&P GSCI Brent Oil Spot Fund	4:00 p.m. (New York time)
AccuShares S&P GSCI Natural Gas Spot Fund	4:00 p.m. (New York time)
AccuShares Spot CBOE VIX Fund	4:00 p.m. (New York time)

SCHEDULE 1—CREATION AND REDEMPTION PROCEDURES

TABLE OF CONTENTS—SCHEDULE 1:

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CREATION AND REDEMPTION PROCEDURES

Adopted by the Sponsor and Transfer Agent (each as defined below) as of [•], 2014.

Article I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01          Definitions. For purposes of these Creation and Redemption Procedures (“Procedures”), and the Standard Terms incorporated by reference into the Authorized Participant Agreement of which these Procedures are a part, unless the context otherwise requires, the following terms will have the following meanings:

“1933 Act” means the U.S. Securities Act of 1933, as amended.

“1934 Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Affiliate” shall have the meaning ascribed to such term in Rule 501(b) under the 1933 Act.

“Authorized Participant” shall mean any Person identified as an Authorized Participant in any Authorized Participant Agreement.

“Authorized Participant Agreement” shall mean the Authorized Participant Agreement among the applicable Authorized Participant and the Sponsor, of which these Procedures are a part.

“Authorized Participant Client” means any Person on whose behalf the Authorized Participant acts in connection with an Order (whether a customer or otherwise).

“Authorized Representative” shall mean, with respect to any Authorized Participant, each individual who, pursuant to the provisions of the Authorized Participant Agreement applicable to such Authorized Participant, has the power and authority to act on behalf of the Authorized Participant in connection with the placement of Purchase Orders or Redemption Orders and is in possession of the personal identification number (PIN) assigned by the Transfer Agent for use in any communications regarding Orders on behalf of such Authorized Participant.

“Basket” shall have the meaning ascribed to such term in Recital C of the Authorized Participant Agreement.

“Beneficial Owner” shall have the meaning ascribed to such term in Rule 16a-1(a)(2) under the 1934 Act.

“Business Day” shall mean each day the Exchange is open for regular trading.

“cash” shall mean United States dollars (US$).

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“Cash Amount” shall mean the amount of cash equal to the total Class Values per Share of the Paired Shares constituting a Basket as of the Class Value Calculation Time on the applicable Order Date that is (i) payable to a Fund upon the settlement of any accepted Purchase Order or (ii) payable to an Authorized Participant upon settlement of any accepted Redemption Order.

“Class Value” shall have the meaning ascribed to such term in the Trust Agreement.

“Class Value Calculation Time” shall mean the time of closing of the Exchange on each Business Day, or at such earlier time as the Sponsor shall determine and post on its website (www.AccuShares.com) if necessitated by the Exchange closing early.

“Class Value per Share” shall have the meaning ascribed to such term in the Trust Agreement.

“CNS” shall have the meaning ascribed to such term in Section 2.02(d) hereof.

“Corrective Distribution” shall have the meaning ascribed to such term in the Trust Agreement.

“Creation and Redemption Line” shall mean a telephone number designated as such by the Transfer Agent and communicated to each Authorized Participant in compliance with the notice provisions of the Authorized Participant Agreement.

“Distribution” with respect to any Fund shall mean any Regular Distribution, Special Distribution, Corrective Distribution or Net Income Distribution with respect to the Shares of such Fund.

“Distribution Date” shall have the meaning ascribed to such term in the Trust Agreement.

“Down Shares” shall have the meaning ascribed to such term in in Recital A of the Authorized Participant Agreement.

“DTC” shall mean The Depository Trust Company, its nominees and their respective successors.

“DVP” shall have the meaning ascribed to such term in Section 2.02(d) hereof.

“Exchange” shall have the meaning ascribed to such term in the Trust Agreement.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc..

“Fund” or “Funds” shall have the meanings ascribed to such terms in Recital A of the Authorized Participant Agreement.

“Initial Creation” shall have the meaning ascribed to such term in Section 2.01 hereof.

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“Net Income Distribution” shall have the meaning ascribed to such term in the Trust Agreement.

“NSCC” shall have the meaning ascribed to such term in Section 2.02(d) hereof.

“Orders” shall have the meaning ascribed to such term in Section 1 of the Authorized Participant Agreement.

“Order Cut-Off Time” shall have the meaning ascribed to such term in Annex A to the Authorized Participant Agreement.

“Order Date” shall mean the Business Day on which a Purchase Order or Redemption Order is submitted prior to the Order Cut-Off Time.

“Order Number” shall have the meaning ascribed to such term in Section 2.02(b)(i) hereof.

“Paired Shares” shall have the meaning ascribed to such term in Recital A of the Authorized Participant Agreement.

“Person” shall mean any natural person or any limited liability company, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Procedures” shall have the meaning ascribed to such term in Recital C of the Authorized Participant Agreement.

“Prospectus” shall have the meaning ascribed to such term in Recital B of the Authorized Participant Agreement.

“Purchase Order” shall have the meaning ascribed to such term in Section 1 of the Authorized Participant Agreement.

“Redemption Order” shall have the meaning ascribed to such term in Section 1 of the Authorized Participant Agreement.

“Registration Statement” shall have the meaning ascribed to such term in Recital B of the Authorized Participant Agreement.

“Regular Distribution” shall have the meaning ascribed to such term in the Trust Agreement.

“Shares” shall have the meaning ascribed to such term in Recital A of the Authorized Participant Agreement.

“Special Distribution” shall have the meaning ascribed to such term in the Trust Agreement.

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“Sponsor” shall mean AccuShares Investment Management, LLC, a Delaware limited liability company, in its capacity as sponsor under the Trust Agreement, and any successor thereto in compliance with the provisions thereof.

“T” shall mean the Order Date.

“T+3” shall have the meaning ascribed to such term in Section 2.02(d) hereof.

“T+5” shall have the meaning ascribed to such term in Section 2.02(f) hereof.

“Transaction Fee” shall mean a per Order transaction fee of such amount as stated in the Prospectus of the applicable Fund, or such other amount as the Sponsor may determine in its sole discretion.

“Transfer Agent” shall mean State Street Bank and Trust Company, Massachusetts trust company, in its capacity as transfer agent, dividend and distribution disbursing agent and agent in connection with certain other activities of each Fund, and any successor thereto in compliance with the provisions that certain Transfer Agency and Service Agreement dated as of [•], 2014 by and among the Trust, on behalf of each Fund, the Sponsor and the Transfer Agent.

“Trustee” shall mean Wilmington Trust, N.A., a national banking association, in its capacity as trustee under the Trust Agreement, and any successor thereto in compliance with the provisions thereof.

“Trust” shall mean AccuShares Commodities Trust I.

“Trust Agreement” shall have the meaning ascribed to such term in Recital A of the Authorized Participant Agreement.

“Up Shares” shall have the meaning ascribed to such term in in Recital A of the Authorized Participant Agreement.

Section 1.02          Interpretation. In these Procedures:

Unless otherwise indicated, all references to Sections, clauses, paragraphs, schedules or exhibits, are to Sections, clauses, paragraphs, schedules or exhibits in or to these Procedures.

The words “hereof,” “herein,” “hereunder” and words of similar import shall refer to these Procedures as a whole, and not to any individual provision in which such words may appear.

A reference to any statute, law, decree, rule, regulation or other applicable norm shall be construed as a reference to such statute, law, decree, rule, regulation or other applicable norm as re-enacted, re-designated or amended from time to time.

A reference to any agreement, instrument or document shall be construed as a reference to such agreement, instrument or document as the same may have been amended from time to time in compliance with the provisions thereof.

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Section 1.03          Conflicts. In case of conflict between any provision of these Procedures and the terms of the Trust Agreement, the terms of these Procedures shall control.

Article II

CREATION PROCEDURES

Section 2.01          Initial Creation of Shares. The initial creation of Shares of each Fund (the “Initial Creation”) will take place in compliance with such procedures as the Transfer Agent, the Sponsor and the initial purchaser of a Fund’s Shares may agree.

Section 2.02          Subsequent Creation of Shares. After the Initial Creation, the issuance and delivery of Paired Shares of each Fund shall take place only in integral numbers of Baskets in compliance with the following rules:

(a)                Authorized Participants wishing to acquire from such Fund one or more Baskets shall place a Purchase Order with the Transfer Agent no later than the Order Cut-Off Time for such Fund on any Business Day. Purchase Orders received by the Transfer Agent on or after the Order Cut-Off Time for such Fund on any Business Day shall be deemed received at the opening of business on the next Business Day and shall have as their Order Date such next Business Day.

(b)               For purposes of paragraph (a) above, a Purchase Order shall be deemed “received” by the Transfer Agent only when either of the following has occurred no later than one second before the Order Cut-Off Time:

(i)                  Telephone/Fax Order – An Authorized Representative shall have placed a telephone call to the Transfer Agent’s Creation and Redemption Line informing the Transfer Agent that the Authorized Participant wishes to place a Purchase Order for a specified number of Baskets and requesting the Transfer Agent provide an order number (an “Order Number”), which the Transfer Agent shall provide, and, within one hour following such telephone call, the Transfer Agent shall have received, via facsimile or electronic mail message, a duly completed, irrevocable Purchase Order including the Order Number previously provided by the Transfer Agent and executed by an Authorized Representative of such Authorized Participant, or

(ii)                Web-based Order – An Authorized Representative shall have placed such Purchase Order through the Transfer Agent’s online services ([WEBSITE]).

(c)                Upon receipt of a valid Purchase Order, the Transfer Agent shall send to the Authorized Participant submitting such Purchase Order, via facsimile or electronic mail message, a copy of such Purchase Order endorsed with the word “Accepted” by the Sponsor no later than [5:00] p.m. (New York time) on the date the Transfer Agent receives such acceptance from the Sponsor, Such Purchase Order shall indicate:

(i)                  the aggregate Cash Amount that the Authorized Participant shall deliver to the Fund as consideration for the Basket(s) subject to the Purchase Order;

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(ii)                the Transaction Fee due to the applicable Fund’s custodian; and

(iii)               the number of Basket(s) and number of Up Shares and Down Shares of the Fund to be issued under the Purchase Order.

Prior to the transmission of the acceptance as specified above, a Purchase Order will only represent the submitting Authorized Participant’s unilateral offer to deposit the aggregate Cash Amount in exchange for Baskets of Shares and will have no binding effect upon the Trust, any Fund, the Sponsor, the Transfer Agent or any other Person.

(d)               No later than [12:00 noon] (New York time) on the third Business Day following the Order Date for the Purchase Order (“T+3”), or on such earlier date and time as the Sponsor in its sole discretion may agree, the submitting Authorized Participant shall deliver the aggregate Cash Amount set forth in the acceptance of the Purchase Order to the account of the Fund via either (1) the Continuous Net Settlement (“CNS”) clearing process of National Securities Clearing Corporation (“NSCC”), as such processes have been enhanced to effect creations and redemptions of Baskets, or (2) the facilities of DTC on a Delivery Versus Payment (“DVP”) basis.

(e)                On T+3, or on such earlier date and time as the Sponsor in its sole discretion may agree, simultaneously with receipt of the aggregate Cash Amount, the Fund shall issue the aggregate number of Paired Shares corresponding to the Basket(s) subject to the accepted Purchase Order and deliver them, by credit to the account at DTC which the Authorized Participant shall have identified for such purpose in its Purchase Order; provided that, prior to such issuance and delivery:

(i)                  the submitting Authorized Participant shall have paid or agreed to pay the applicable Fund’s custodian the Transaction Fee; and

(ii)                any other conditions to the issuance under the Trust Agreement shall have been satisfied.

(f)                 Delayed Settlement. If the aggregate Cash Amount is not delivered on the date required pursuant to paragraph (e) above, upon the approval or at the direction of the Sponsor, in the Sponsor’s sole discretion, the Fund shall issue the aggregate number of Paired Shares corresponding to the Basket(s) subject to the Purchase Order and deliver them, by credit to the account at DTC which the Authorized Participant shall have identified for such purpose in its Purchase Order, simultaneously with receipt of the aggregate Cash Amount on a date that is up to five Business Days following T (“T+5”); provided that by such time and on or before such date the conditions set forth in clauses (i) and (ii) of paragraph (f) above shall have been met. The Sponsor may, in its sole discretion, require the Authorized Participant to pay a fee in connection with any delayed settlement pursuant to this paragraph (g) in such amount as the Sponsor may determine.

(g)                Accelerated Settlement Fee and Reimbursement. The Sponsor may, in its sole discretion, require the Authorized Participant to pay a fee in connection with any accelerated settlement pursuant to Sections 2.02(d) and (e) hereof in such amount as the Sponsor may determine. If the accelerated settlement of any Purchase Order with respect

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to a Fund causes the Authorized Participant to receive a smaller amount of cash or Shares in any Regular Distribution, Special Distribution or Net Income Distribution than it would otherwise receive, the Fund shall reimburse the Authorized Participant for such amount.

Article III

REDEMPTION PROCEDURES

Section 3.01          Redemption of Shares. Redemptions of Paired Shares of each Fund shall take place only in integral numbers of Baskets in compliance with the following rules:

(a)                Authorized Participants wishing to redeem one or more Baskets of such Fund shall place a Redemption Order with the Transfer Agent no later than the Order Cut-Off Time for such Fund on any Business Day. Redemption Orders received by the Transfer Agent on or after the Order Cut-Off Time for such Fund on any Business Day shall be deemed received at the opening of business on the next Business Day and shall have as their Order Date such next Business Day.

(b)               For purposes of paragraph (a) above, a Redemption Order shall be deemed “received” by the Transfer Agent only when either of the following has occurred no later than one second before the Order Cut-Off Time:

(i)                  Telephone/Fax Order – An Authorized Representative shall have placed a telephone call to the Transfer Agent’s Creation and Redemption Line informing the Transfer Agent that the Authorized Participant wishes to place a Redemption Order for a specified number of Baskets and requesting the Transfer Agent provide an Order Number, which the Transfer Agent shall provide, and, within one hour following such telephone call, the Transfer Agent shall have received, via facsimile or electronic mail message, a duly completed, irrevocable Redemption Order including the Order Number previously provided by the Transfer Agent and executed by an Authorized Representative of such Authorized Participant, or

(ii)                Web-based Order – An Authorized Representative shall have placed such Redemption Order through the Transfer Agent’s online services ([WEBSITE]).

(c)                Upon receipt of a valid Redemption Order, the Transfer Agent shall send to the Authorized Participant submitting such Redemption Order, via facsimile or electronic mail message, a copy of such Redemption Order endorse with the word “Accepted” by the Sponsor no later than [5:00] p.m. (New York time) on the date the Transfer Agent receives such acceptance from the Sponsor. Such Redemption Order shall indicate:

(i)                  the account at DTC to which the Authorized Participant shall deliver the Paired Shares corresponding to each Basket to be redeemed;

(ii)                the aggregate Cash Amount that the Fund shall deliver to the Authorized Participant as consideration for the Basket(s) subject to the Redemption Order;

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(iii)               the Transaction Fee due to the applicable Fund’s custodian; and

(iv)              the number of Basket(s) and number of Up Shares and Down Shares of the Fund to be redeemed under the Redemption Order.

Prior to the transmission of the acceptance as specified above, a Redemption Order will only represent the submitting Authorized Participant’s unilateral offer to deposit the Baskets of Shares in exchange for the aggregate Cash Amount and will have no binding effect upon the Trust, any Fund, the Sponsor, the Transfer Agent or any other Person.

(d)               No later than [12:00 noon] (New York time) on T+3, or on such earlier date and time as the Sponsor in its sole discretion may agree, the Authorized Participant shall deliver the Paired Shares corresponding to each Basket of the Redemption Order to the account of the Fund by credit to the account at DTC identified for such purpose in the acceptance of the Redemption Order.

(e)                On T+3, or on such earlier date and time as the Sponsor in its sole discretion may agree, simultaneously with receipt of the Paired Shares corresponding to each Basket of the Redemption Order, the Fund shall pay the aggregate Cash Amount set forth in the acceptance of the Redemption Order to the account of the Authorized Participant via either (1) the CNS clearing process of NSCC, as such processes have been enhanced to effect creations and redemptions of Baskets, or (2) the facilities of DTC on a DVP basis; provided that, prior to such payment:

(i)                  the Authorized Participant has paid or agreed to pay the applicable Fund’s custodian the Transaction Fee; and

(ii)                any other conditions to the redemption under the Trust Agreement shall have been satisfied.

(f)                 Delayed Settlement.

(i)                  If the Baskets to be redeemed are not delivered by the time required pursuant to paragraph (e) above, upon the approval of the Sponsor, in the Sponsor’s sole discretion, the Transfer Agent at the direction of the Sponsor shall:

(A)              cause the payment of the aggregate Cash Amount to the extent whole Baskets are received by such time. Any remainder of the aggregate Cash Amount shall be delivered on the next Business Day to the extent any remaining whole Baskets are received by noon (New York time) on such Business Day; provided that by such time and on or before such date the conditions set forth in clauses (i) and (ii) of paragraph (f) above shall have been met with respect to such remaining whole Baskets. Any further outstanding amount of the Redemption Order may be cancelled by the Sponsor, in its sole discretion;

(B)              deliver the aggregate Cash Amount prior to delivery of the Baskets to be redeemed if the Authorized Participant has collateralized its obligation to

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deliver the Redemption Unit through DTC’s book-entry system on such terms as the Sponsor may, in its sole discretion, agree; or

(C)              cause the payment of the aggregate Cash Amount for each Basket redeemed by the Authorized Participant to the account of the Authorized Participant via either (x) the CNS clearing process of NSCC, as such processes have been enhanced to effect creations and redemptions of Baskets, or (y) the facilities of DTC on a DVP basis on a date that is as late as T+5; provided that by such time and on or before such date the conditions set forth in clauses (i) and (ii) of paragraph (f) above shall have been met.

(ii)                The Sponsor may, in its sole discretion, require the Authorized Participant to pay a fee in connection with any delayed settlement pursuant to clause (i) of this paragraph (g) in such amount as the Sponsor may determine.

(g)                Accelerated Settlement Fee. The Sponsor may, in its sole discretion, require the Authorized Participant to pay a fee in connection with any accelerated settlement pursuant to Sections 3.01(d) and (e) hereof in such amount as the Sponsor may determine.

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ANNEX I TO CREATION AND REDEMPTION PROCEDURES

ACCUSHARES COMMODITIES TRUST I

CREATION/REDEMPTION ORDER FORM

CASH ORDERS ONLY

CONTACT INFORMATION FOR ORDER EXECUTION:

Telephone order number	[•]
Fax order number:	[•]

Participant must complete all items in Part 1. The Sponsor in its sole discretion may reject any order not submitted in complete form.

I. TO BE COMPLETED BY AUTHORIZED PARTICIPANT:

Name of Fund:

Date:	Time:	Order #

Authorized Participant Firm Name:	DTC Participant No.:
NSCC Participant No.:
Authorized Representative Name:	Authorized Representative’s PIN No.:
Telephone Number:	Fax Number:

Up Shares Symbol:	Up Shares CUSIP#:
Down Shares Symbol:	Down Shares CUSIP#:

Type of order (Check Creation or Redemption please)

Creation:	Redemption:

Number of Baskets:		Number of Up Shares:
Number of Down Shares:
Number of Up Shares written out:
Number of Down Shares written out:

This Purchase Order or Redemption Order is subject to the terms and conditions of the Trust Agreement and the Authorized Participant Agreement between the Authorized Participant and the Sponsor relating to the Paired Shares of the Fund, each as currently in effect. All representations and warranties of the Authorized Participant set forth in such Authorized Participant Agreement are incorporated herein by reference and are true and accurate as of the date hereof. Capitalized terms used but not defined in this Order shall have the meaning ascribed to them in the Authorized Participant Agreement.

The undersigned does hereby certify as of the date set forth below that he/she is an Authorized Representative of the Authorized Participant under the Authorized Participant Agreement and that he/she is authorized to deliver this Purchase Order or Redemption Order to the Transfer Agent on behalf of the Authorized Participant. The Authorized Participant acknowledges and agrees that that (1) once accepted by the Sponsor, this Purchase Order or Redemption Order will become a legally binding contract for the delivery of the Cash Amount per Basket, or the number of Baskets, indicated above, and, in either case, the applicable Transaction Fee, (2) the final aggregate Cash Amount will be announced at the conclusion of the trading day on which acceptance occurs, and (3) any taxes incurred in connection with this transaction will be the responsibility of, and will be reimbursed upon demand from the Fund or its agents by, the Authorized Participant.

Printed Name of Authorized Participant

By:
	Authorized Representative’s Signature	Date
Name:
Title:

II. TO BE COMPLETED BY TRANSFER AGENT:

Final # of Baskets:	Final # of Up Shares:
Final # of Down Shares:

Final Aggregate Cash Amount Due: $

Final Transaction Fee Due to the Fund’s Custodian: $

DTC No.:

NSCC No.:

III. TO BE COMPLETED BY THE SPONSOR:

This certifies that the above order has been:

Accepted by the Sponsor

Declined-Reason:

Date	Time	Authorized Signature of Sponsor
Name:
Title:

SCHEDULE 2—STANDARD TERMS

TABLE OF CONTENTS—SCHEDULE 2

i

STANDARD TERMS FOR AUTHORIZED PARTICIPANT AGREEMENTS

(the “Standard Terms”) as of [•], 2014

ARTICLE I

ORDERS FOR PURCHASE AND REDEMPTION

Section 1.01. Authorization to Purchase and Redeem Baskets. Subject to the provisions of the Authorized Participant Agreement and the Trust Agreement, during the term of the Authorized Participant Agreement the Authorized Participant will be authorized to purchase and redeem Baskets of Shares.

Section 1.02. Procedures for Orders. Each party hereto agrees to comply with the provisions of the Trust Agreement and the Authorized Participant Agreement to the extent applicable to it. The Sponsor may issue additional or other procedures from time to time relating to the manner of creating or redeeming Baskets which are not related to the Procedures, and the Authorized Participant shall comply with such procedures of which it has been notified in accordance with this Agreement. All Orders are subject to the provisions of the Authorized Participant Agreement relating to unclear or ambiguous instructions.

Section 1.03. Consent to Recording. The phone lines used by the Transfer Agent or its affiliated Persons may be recorded, and the Authorized Participant hereby consents to the recording of all calls with any such Person. The Authorized Participant may reasonably request that it be provided with copies or transcripts of such recordings, and the Sponsor shall provide such copies or transcripts following such a request.

Section 1.04. Irrevocability. The Authorized Participant agrees on behalf of itself and any Authorized Participant Client that delivery to the Transfer Agent of an Order shall be irrevocable; provided that each of the Trust and the Sponsor reserves the right to reject any Order in compliance with the provisions of the Trust Agreement and the Authorized Participant Agreement.

Section 1.05. Costs and Expenses. The Authorized Participant shall be responsible for any and all expenses and costs incurred by a Fund in connection with any Orders.

Section 1.06. Delivery of Cash Amount to a Fund; Cancellation of Orders. The Authorized Participant understands and agrees that in the event the correct aggregate Cash Amount is not transferred to a Fund by the time specified in the Purchase Order and in compliance with the Procedures and the Trust Agreement, interest may be charged on the aggregate Cash Amount not transferred by such time, computed at such reasonable rate as may be specified by the Sponsor, or the Purchase Order may be cancelled by the Sponsor. The Authorized Participant will be solely responsible for all costs incurred by the Fund, the Transfer Agent or the Sponsor related to any cancelled Order.

Section 1.07. Shares Surrendered for Redemption. The Authorized Participant represents and warrants that:

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(a)                it will not obtain an Order Number from the Transfer Agent for the purpose of redeeming a Basket unless it first ascertains that (i) it or any Authorized Participant Client or any other Person on whose behalf it is acting, as the case may be, owns outright or has full legal authority and legal and beneficial right to tender the Paired Shares comprising each Basket and (ii) such Paired Shares have not been loaned or pledged to another Person and are not the subject of a repurchase agreement, securities lending agreement or any other arrangement which would preclude the delivery of such securities to the Transfer Agent on the scheduled date of settlement of such redemption; and

(b)               in connection with any Redemption Order, the Authorized Participant will have full power and authority to surrender to the Fund for redemption the corresponding Shares, and upon such surrender the Fund will acquire good and valid title to such Shares, free and clear of all liens, charges, duties imposed on the transfer of assets and encumbrances and not subject to any adverse claims, transferability restrictions (whether arising by operation of law or otherwise), loan, pledge, repurchase or securities lending agreements or other arrangements which would preclude the delivery of such Shares on a “regular way” basis.

Section 1.08. Rejection, Postponement or Suspension of Orders. If the Sponsor rejects an Order or postpones settlement of an Order pursuant to the Trust Agreement or the Authorized Participant Agreement, the Sponsor or the Transfer Agent will notify the Authorized Participant whose Order rejected or postponed as soon as reasonably practicable. If the Sponsor suspends the right to submit Orders pursuant to the Trust Agreement or the Authorized Participant Agreement the Sponsor or the Transfer Agent will notify the Authorized Participants as soon as reasonably practicable.

ARTICLE II

AUTHORIZED REPRESENTATIVES

Section 2.01. Certification. Concurrently with the execution of the Authorized Participant Agreement, and as requested from time to time by the Sponsor or the Transfer Agent but no less frequently than annually, the Authorized Participant shall deliver to the Sponsor and the Transfer Agent a certificate in the form set forth on Schedule 3 to the Authorized Participant Agreement, signed by the Authorized Participant’s Secretary or other duly authorized official setting forth the names, e-mail addresses and telephone and facsimile numbers of all of its Authorized Representatives. Such certificate may be accepted and relied upon by the Sponsor and the Transfer Agent as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until (i) receipt by the Sponsor and the Transfer Agent of a superseding certificate in a form approved by the Sponsor and the Transfer Agent bearing a subsequent date, or (ii) termination of the Authorized Participant Agreement.

Section 2.02. PIN Numbers. The Transfer Agent shall issue to each Authorized Participant a unique personal identification number (“PIN Number”) by which such Authorized Participant shall be identified and instructions issued by the Authorized Participant shall be authenticated. The PIN Number shall be kept confidential and only provided to Authorized Representatives. The Authorized Participant may revoke the PIN Number at any time upon

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written notice to the Transfer Agent, and the Authorized Participant shall be responsible for doing so in the event that it becomes aware that an unauthorized person has received access to its PIN Number or has or intends to use the PIN Number in an unauthorized manner. Upon receipt of such written request, the Transfer Agent shall, as promptly as practicable, de-activate the PIN Number. If an Authorized Participant’s PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon by the Authorized Participant and the Transfer Agent. The Authorized Participant agrees that, absent the Transfer Agent’s fraud, willful misconduct or failure to cancel the PIN Number as promptly as practicable following a written request to do so from the Authorized Participant or the termination of the Authorized Participant Agreement, none of the Trust, any Fund, the Sponsor, the Trustee or the Transfer Agent shall be liable for losses incurred by the Authorized Participant as a result of unauthorized use of the Authorized Participant’s PIN Number prior to the time the Authorized Participant provides notice to the Transfer Agent of the termination or revocation of authority pursuant to Section 2.03 hereof.

Section 2.03. Termination of Authority. Upon the termination or revocation of authority of an Authorized Representative by the Authorized Participant, the Authorized Participant shall (i) give immediate written notice of such fact to the Transfer Agent and such notice shall be effective upon receipt by the Transfer Agent; and (ii) request a new PIN Number. The Transfer Agent shall, as promptly as practicable, de-activate the existing PIN Number upon receipt of such written notice.

Section 2.04. Verification. The Transfer Agent may assume that all instructions issued to it using the Authorized Participant’s PIN Number have been properly placed by Authorized Representatives, unless the Transfer Agent has actual knowledge to the contrary or the Authorized Participant has revoked its PIN Number in accordance with Section 2.02 hereof. The Transfer Agent shall have no duty to verify that an Order is being placed by an Authorized Representative. The Authorized Participant agrees that none of the Trust, any Fund, the Sponsor, the Trustee or the Transfer Agent shall be responsible for any losses incurred by the Authorized Participant as a result of an Authorized Representative of an Authorized Participant identifying himself or herself as an Authorized Representative of a different Authorized Participant, or an unauthorized person identifying himself or herself as an Authorized Representative, unless the Transfer Agent previously received from the Authorized Participant written notice to revoke the PIN Number used by such Person.

ARTICLE III

STATUS OF THE AUTHORIZED PARTICIPANT

Section 3.01. Clearing Status. The Authorized Participant represents, covenants and warrants that, as of the date of execution of the Authorized Participant Agreement, and at all times during the term of the Authorized Participant Agreement, the Authorized Participant is and will be entitled to use the clearing and settlement services of each of the national or international clearing and settlement organizations through which, in compliance with the Procedures, the transactions contemplated hereby will clear and settle. Any change in the foregoing status of the Authorized Participant shall terminate the Authorized Participant Agreement and the Authorized Participant shall give prompt written notice thereof to the Sponsor and the Transfer Agent.

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Section 3.02. Broker-Dealer Status. The Authorized Participant represents and warrants that, unless Section 3.03 hereof is applicable to it, it is (i) registered as a broker-dealer under the 1934 Act, or is exempt from being, or otherwise is not required to be, so registered, (ii) qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business to the extent so required by applicable law, and (iii) a member in good standing with FINRA, or is exempt from being, or otherwise is not required to be, a member of FINRA. The Authorized Participant agrees that it will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of the Authorized Participant Agreement. The Authorized Participant further agrees to comply with all applicable U.S. federal laws (including, without limitation, the prospectus delivery requirements of Section 5 of the 1933 Act), the laws of any state or other jurisdiction, and the rules and regulations promulgated thereunder (including, without limitation, all applicable rules of the Securities and Exchange Commission), to the extent such laws and regulations are applicable to the Authorized Participant’s transactions in Shares, and with the Constitution, By-Laws and Conduct Rules of FINRA applicable to its activities as an Authorized Participant, and that it will not offer or sell Shares in any state or jurisdiction where they may not lawfully be offered and/or sold.

Section 3.03. Foreign Status. If the Authorized Participant is offering and selling Shares in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to meet the requirements of clauses (i) through (iii) of Section 3.02 hereof, the Authorized Participant nevertheless agrees to observe the applicable laws of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the 1933 Act and the regulations promulgated thereunder and to conduct its business in accordance with the spirit of the FINRA Conduct Rules.

Section 3.04. Compliance with Certain Laws . The Authorized Participant represents and warrants that, if it is subject to the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“Patriot Act”), the Authorized Participant is in compliance with the anti-money laundering and related provisions of the Patriot Act, or, to the extent the Authorized Participant is not subject to the Patriot Act, it has policies, procedures and internal controls in place that are substantially similar to those required under the Patriot Act.

Section 3.05. Authorized Participant Status.

(a)                The Authorized Participant understands and acknowledges that the method by which Baskets will be created and Shares will be traded may raise certain issues under applicable securities laws. For example, because new Baskets may be issued and sold by a Fund on an ongoing basis, at any point a “distribution,” as such term is used in the 1933 Act, may occur. The Authorized Participant understands and acknowledges that some activities on its part, depending on the circumstances, may result in its being deemed a participant in a distribution in a manner which could render it an “underwriter” as such term is defined in Section 2(a)(11) of the 1933 Act and subject it to the prospectus delivery and liability provisions of the 1933 Act. Each Authorized Participant should review the “Plan of Distribution” portion of the applicable Fund’s Prospectus and consult with its own counsel in connection with entering into one or more Authorized Participant Agreements and placing Purchase Orders or Redemption Orders.

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(b)               The Sponsor shall ensure that the Prospectus for each Fund contains an accurate and current listing of such Fund’s Authorized Participants.

ARTICLE IV

ROLE OF AUTHORIZED PARTICIPANT

Section 4.01. Independent Contractor. The Authorized Participant acknowledges and agrees that for all purposes of the Authorized Participant Agreement, the Authorized Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Trust, any Fund, the Sponsor, the Trustee or the Transfer Agent in any matter or in any respect. The Authorized Participant agrees to make itself and its employees available, upon request, during normal business hours to consult with the Transfer Agent, the Sponsor or their designees concerning the performance of the Authorized Participant’s responsibilities under the Authorized Participant Agreement; provided, however, that the Authorized Participant shall be under no obligation to divulge or otherwise disclose any information that the Authorized Participant reasonably believes (i) it is under legal obligation not to disclose, or (ii) is confidential or proprietary in nature.

Section 4.02. Rights and Obligations of DTC Participant. In executing the Authorized Participant Agreement, the Authorized Participant agrees in connection with any purchase or redemption transactions in which it acts for an Authorized Participant Client or for any other DTC Participant or Indirect DTC Participant (each as defined in the Trust Agreement), or any other Beneficial Owner that it shall extend to any such Person all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Procedures.

Section 4.03. Beneficial Owner Communications. The Authorized Participant agrees, subject to any limitations arising under federal or state securities laws relating to privacy or other obligations it may have to its Authorized Participant Clients, to assist the Transfer Agent or the Sponsor in determining the ownership level of each Beneficial Owner relating to positions in Shares that the Authorized Participant may hold as record holder. In addition, the Authorized Participant agrees, in accordance with applicable laws, rules and regulations, at the request of the Sponsor or the Transfer Agent to forward to such Beneficial Owners written materials and communications received from the requesting party hereto in sufficient quantities to allow mailing thereof to such Beneficial Owners, including notices, annual reports, disclosure or other informational materials and any amendments or supplements thereto that may be required to be sent by the Sponsor or the Transfer Agent to such Beneficial Owners pursuant to the Trust Agreement or applicable law or regulation, or that the Sponsor or the Transfer Agent reasonably wishes to distribute, at its own expense, to such Beneficial Owners.

ARTICLE V

MARKETING MATERIALS AND REPRESENTATIONS

Section 5.01. Authorized Participant’s Representation. The Authorized Participant represents, warrants and agrees that it will not make, or permit any of its representatives to make, any representations concerning a Fund’s Shares other than those contained in the Fund’s then

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current Prospectus or in any promotional materials or sales literature furnished to the Authorized Participant by the Sponsor. The Authorized Participant agrees to provide each purchaser of Shares, whenever required by Rule 173 under the 1933 Act, a notice in compliance with the provisions of such Rule or a copy of the final Prospectus. The Authorized Participant agrees not to furnish or cause to be furnished to any Person or display or publish any information or materials relating to Shares (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials), except such information and materials as may be furnished to the Authorized Participant by the Sponsor and such other information and materials as may be approved in writing by the Sponsor. The Authorized Participant understands that the Trust will not be advertised as offering redeemable securities, and that any advertising materials will prominently disclose that the Shares are not redeemable units of beneficial interest in the Trust or any Fund. Notwithstanding the foregoing, the Authorized Participant may, without the written approval of the Sponsor, prepare and circulate in the regular course of its business reports, research or similar materials that include information, opinions or recommendations relating to Shares (i) for public dissemination; provided that such reports, research or similar materials compare the relative merits and benefits of Shares with other products and do not discuss Shares more prominently than such other products or (ii) solely for internal use by the Authorized Participant. The Authorized Participant shall file all such reports, research or similar materials with FINRA to the extent required by the FINRA Conduct Rules.

Section 5.02. Prospectus. The Sponsor will provide, or cause to be provided, to the Authorized Participant copies of the then current Prospectus for any Fund and any printed supplemental information with respect to any Fund in reasonable quantities upon request. The Sponsor will notify the Authorized Participant when a revised, supplemented or amended Prospectus for any Fund is available, and make available to the Authorized Participant copies of such revised, supplemented or amended Prospectus at such time and in such quantities as may be reasonable to permit the Authorized Participant to comply with any obligation the Authorized Participant may have to deliver such Prospectus to its Authorized Participant Clients. The Sponsor shall be deemed to have complied with this Section 5.02 when the Authorized Participant has received such revised, supplemented or amended Prospectus by e-mail, in printable form, with such number of hard copies as may be agreed from time to time by the Authorized Participant and the Sponsor promptly thereafter. For as long as the Authorized Participant Agreement is effective, the Authorized Participant agrees to be identified as an authorized participant of the Funds (a) in the section of each Fund’s Prospectus entitled “Plan of Distribution” and in any other section as may be required by the SEC and (b) on the Sponsor’s website. Upon the termination of the Authorized Participant Agreement with respect to any Fund, (x) the Sponsor shall remove such identification from the applicable Fund’s Prospectus in the amendment of either the applicable Fund’s Registration Statement or a supplement to the applicable Fund’s Prospectus, as applicable, next occurring after the date of the termination of the Authorized Participant Agreement and (y) the Sponsor shall promptly update its website to remove any identification of the Authorized Participant as an authorized participant of such Fund.

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ARTICLE VI

INDEMNIFICATION; LIMITATION OF LIABILITY; ASSETS AND LIABILITIES OF THE FUNDS

Section 6.01. Indemnification.

(a)                The Authorized Participant shall indemnify and hold harmless the Sponsor, the Transfer Agent, the Trustee, the Trust, each Fund, their respective subsidiaries, Affiliates, directors, officers, employees and agents, and each Person, if any, who controls such Persons within the meaning of Section 15 of the 1933 Act (each an “Indemnified Party”) from and against any loss, liability, damages, cost and expense (including attorneys’ fees and the reasonable costs of investigation) incurred by such Indemnified Party as a result of (i) any breach by the Authorized Participant of any representation, warranty or covenant of the Authorized Participant; (ii) any failure on the part of the Authorized Participant to perform any of its obligations set forth in the Authorized Participant Agreement; (iii) any failure by the Authorized Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations, that apply to it; (iv) subject to Sections 2.02 and 2.04 hereof, actions of such Indemnified Party in reliance upon any instructions issued in accordance with the Authorized Participant Agreement reasonably believed by such Indemnified Party to be genuine and to have been given by the Authorized Participant; or (v) (A) any representation by the Authorized Participant, its employees or its agents or other representatives about a Fund’s Shares, any Indemnified Party or the Trust or any Fund that is not consistent with the applicable Fund’s then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell such Fund’s Shares and (B) any untrue statement or alleged untrue statement of a material fact contained in any research reports, marketing material and sales literature described in Section 5.01 hereof or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the applicable Fund’s Shares, any Indemnified Party or the Trust or any Fund, unless, in either case, such representation, statement or omission was made or included by the Authorized Participant at the written direction of the Sponsor or is based upon any omission or alleged omission by the Sponsor to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not misleading.

(b)               The indemnity agreements contained in Section 6.01(a) hereof shall remain in full force and effect regardless of any investigation made by or on behalf of the Authorized Participant, its partners, stockholders, members, directors, officers, employees or any Person (including each partner, stockholder, member, director, officer or employee of such Person) who controls the Authorized Participant within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act. The Sponsor, for itself and on behalf of each Indemnified Party, agrees promptly to notify, to the extent practicable and legally permissible, the Authorized Participant of the commencement of any action, suit or other proceeding against it or any Indemnified Party in connection with the issuance and sale of any Fund’s Shares or in connection with any Fund’s Registration Statement or Prospectus.

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(c)                The Authorized Participant shall be responsible for the payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax and any other similar tax or government charge applicable to the creation or redemption of any Basket made pursuant to the Authorized Participant Agreement, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant. To the extent the Sponsor or a Fund is required by law to pay any such tax or charge, the Authorized Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.

Section 6.02. Limitation of Liability.

(a)                In the absence of gross negligence, bad faith or willful misconduct, none of the Sponsor, whether acting on its own behalf or on behalf of each Trust, or the Transfer Agent shall be liable to the Authorized Participant, each other or to any other person, including any party claiming by, through or on behalf of the Authorized Participant, for any losses, liabilities, damages, costs or expenses arising out of any mistake or error in data or other information provided to any of them by each other or any other person or out of any interruption or delay in the electronic means of communications used by them. Subject to the foregoing, any references to the Transfer Agent or any Fund’s custodian herein shall not be deemed to imply, nor have such parties agreed, to undertake any obligations under this Agreement nor made any representations or warranties under this Agreement and none of such parties shall be required to advance, expend or risk its own funds or otherwise incur, become exposed to or be responsible for any loss, liability, damages, costs or expenses hereunder or in connection herewith regardless of form of action or legal theory including, without limitation, any type of special, indirect or consequential loss or damage of any kind whatsoever.

(b)               In the absence of gross negligence, bad faith or willful misconduct by the Authorized Participant, the Authorized Participant shall not be liable to any Indemnified Party for any losses, liabilities, damages, costs or expenses arising out of (i) mistakes or errors in data or other information provided in connection with purchase or redemption transactions except for data provided by the Authorized Participant, or (ii) mistakes or errors by, or arising out of interruptions or delays of communications with, the Sponsor, the Transfer Agent or any Indemnified Party.

Section 6.03. Assets and Liabilities of the Funds. The Authorized Participant hereby acknowledges and agrees that:

(a)                The assets of each Fund shall be held in separate and distinct accounts (directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the other assets of the Trust and every other Fund and are referred to as “assets belonging to” that Fund. Except as otherwise set forth in the Trust Agreement, the assets belonging to a Fund shall belong only to that Fund for all purposes, and to no other Fund, and shall be subject only to the rights of creditors of that Fund. Any assets, income, earnings, profits, funds, or payments, and proceeds thereof which are not readily identifiable as belonging to any particular Fund shall be allocated to and among one or more Funds in such manner and on such basis as the Sponsor in its sole discretion deems fair and equitable. Each such allocation shall be

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conclusive and binding upon the shareholders of all Funds for all purposes, and such assets, income, earnings, profits, funds, or payments, and proceeds thereof, shall be referred to as assets belonging to that Fund. The assets belonging to a Fund shall be so recorded upon the books of the Trust, and shall be held in trust for the benefit of the shareholders of such Fund. The assets belonging to a Fund shall be charged with the liabilities of such Fund and all expenses, costs, charges, indemnities and reserves attributable to such Fund.

(b)               Except as otherwise set forth herein, the debts, liabilities, obligations, expenses, costs, charges, interests, claims, indemnities and reserves of any nature and all kinds and descriptions (“Claims”) incurred, contracted for, attributable to or otherwise existing with respect to a particular Fund shall be enforceable against the assets of such Fund only, and not against the assets of the Trust generally or of any other Fund and, unless otherwise provided by the Sponsor, none of the Claims incurred, contracted for, attributable to or otherwise existing with respect to the Trust generally or any other Fund shall be enforceable against the assets of such Fund. Any general Claims of the Trust which are not readily identifiable as being held with respect to any particular Fund shall be allocated and charged by the Sponsor to and among any one or more of the Funds in such manner and on such basis as the Sponsor in its sole discretion deems fair and equitable. Any Person extending credit to, contracting with or having any claim against any Fund may look only to the assets of such Fund to satisfy or enforce any Claim with respect to such Fund. No shareholder or former shareholder of any Fund shall have a claim on or any right to any assets allocated or belonging to any other Fund, except to the extent that such shareholder or former shareholder has such a claim or right hereunder as a shareholder or former shareholder of such other Fund.

Section 6.04. Survival. The provisions of this Article VI shall survive termination of the Authorized Participant Agreement.

ARTICLE VII

MISCELLANEOUS

Section 7.01. Commencement of Trading. The Authorized Participant may not submit an Order with respect to any Fund’s prior to the effectiveness of the Registration Statement, or a post-effective amendment to the Registration Statement, filed with the SEC and pursuant to which the Authorized Participant is identified as such in the Prospectus for such Fund.

Section 7.02. Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Procedures.

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SCHEDULE 3—AUTHORIZED REPRESENTATIVES OF THE AUTHORIZED PARTICIPANT

Certificate of Authorized Representatives

Each of the following employees of [•] (each, an “Authorized Representative”) is authorized, in accordance with the Authorized Participant Agreement dated [•], 2014 among [•] and the Sponsor, to submit Purchase Orders and Redemption Orders on behalf and in the name of [•] and to give instructions or any other notice or request on behalf of [•] with respect to such Orders or any other activity contemplated by the Authorized Participant Agreement.

Name:
Signature:
E-mail Address:
Telephone:
Fax:

Name:
Signature:
E-mail Address:
Telephone:
Fax:

The undersigned, [•], does hereby certify that the persons listed above have been duly authorized to act as Authorized Representatives of [•] pursuant to the Authorized Participant Agreement.

By:
Name:
Title:
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